Exhibit 99.1

Elite Announces U.S. FDA Priority Review Designation for SequestOxTM NDA

SequestOx™ NDA Submission Accepted for Review

NORTHVALE, N.J. – March 17, 2016 –Elite Pharmaceuticals, Inc. ("Elite" or the “Company") (OTCBB: ELTP) today announced that the New Drug Application (NDA) for SequestOXTM (ELI-200), Elite’s lead opioid abuse-deterrent candidate for the management of moderate to severe pain where the use of an opioid analgesic is appropriate, has been accepted and granted priority review by the United States Food and Drug Administration (“FDA”). The FDA has set a target action date under the Prescription Drug User Fee Act (“PDUFA”) of July 14, 2016.

SequestOxTM is an immediate-release Oxycodone Hydrochloride containing sequestered Naltrexone which incorporates 5 mg, 10 mg, 15 mg, 20 mg and 30 mg doses of oxycodone into capsules.

“The FDA’s decision to grant Priority Review to the SequestOxTM submission is an important milestone for Elite and an important step toward providing a new treatment option for physicians and patients that may deter some of the common methods of opioid abuse,” said Nasrat Hakim, President and Chief Executive Officer of Elite. “I am pleased with the targeted PDUFA date and we look forward to the FDA’s review of our submission.”

About Elite’s Abuse Deterrent Technology

Elite’s proprietary abuse deterrent technology, ART™, is a multi-particulate capsule which contains an opioid agonist in addition to naltrexone, an opioid antagonist used primarily in the management of alcohol dependence and opioid dependence. When this product is taken as intended, the naltrexone is designed to pass through the body unreleased while the opioid agonist releases as intended providing therapeutic pain relief for which it is prescribed. If the multi-particulate beads are crushed or dissolved, the opioid antagonist is designed to release and so block the effects of active opioid agonist. The absorption of the naltrexone is intended to block the euphoria by preferentially binding to the same receptors in the brain as the opioid agonist and thereby reducing the incentive for abuse or misuse by recreational drug abusers. Elite’s pharmacological approach to abuse-deterrence can be applied to a wide range of opioids used today in pain management.

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company which is developing a pipeline of proprietary pharmacological abuse-deterrent opioid products as well as niche generic products. Elite specializes in oral sustained and controlled release drug products which have high barriers to entry. Elite owns generic and OTC products which have been licensed to TAGI Pharma, Epic Pharma and Valeant Pharmaceuticals International. Elite currently has eight commercial products being sold, additional approved products pending manufacturing site transfer and a product under review pending approval by the FDA. Elite’s lead pipeline products include abuse-deterrent opioids which utilize the Company’s patented proprietary technology and a once-daily opioid. These products include sustained release oral formulations of opioids for the treatment of chronic pain. These formulations are intended to address two major limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential opioid abuse. Elite also provides contract manufacturing for Ascend Laboratories (a subsidiary of Alkem Laboratories Ltd.), and a Hong Kong based company for development of a branded product for the United States market and its territories. Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, its ability to obtain FDA approval of the transfers of the ANDAs or the timing of such approval process, delays, uncertainties, inability to obtain necessary ingredients and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of SequestOx™ by the FDA. These forward-looking statements are not guarantees of future action or performance. These risks and other factors, including, without limitation, the Company’s ability to obtain sufficient funding under the LPC Agreement or from other sources, the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, intellectual property protections and defenses, and the Company’s ability to operate as a going concern, are discussed in Elite's filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q and 8-K. Elite undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations

518-398-6222

Dianne@elitepharma.com